
<ARTICLE> 5
<LEGEND>
this schedule contains financial information extracted from Cash Plus I financial statements for the year ended December 31, 1996 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                       4,043,066
<SECURITIES>                                 4,373,246
<RECEIVABLES>                                  417,867<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               198,512
<PP&E>                                      46,250,872
<DEPRECIATION>                            (17,342,753)
<TOTAL-ASSETS>                              37,940,810
<CURRENT-LIABILITIES>                          916,358
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                    37,024,452<F2>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                37,940,810
<SALES>                                              0
<TOTAL-REVENUES>                             6,333,585
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             4,964,396<F3>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 1,369,189<F4>
<EPS-PRIMARY>                                        0<F4>
<EPS-DILUTED>                                        0<F4>

<F1>Includes all receivables included in "other assets" on the balance sheet.
<F2>Represents total deficit of the General Partners ($165,258) and equity of the
Limited Partners $37,189,710.
<F3>Includes operating expenses of $1,988,325, real estate taxes of $931,586 and depreciation expense of $2,044,485.
<F4>Net income allocated to General Partners $1,341,806 for the year ended
December 31, 1996.  Average net income is $.34 per unit.

